Exhibit 99.1

Yum China Reports Fourth Quarter Results and Increases Dividend by 50%

Fourth Quarter Operating Profit Grew 36% and OP Margin1 Expanded 140 Basis Points

Sequential Improvement in Same-Store Sales Index and Eighth Consecutive Quarter of Same-Store Transaction Growth

Full Year Operating Profit Rose 5% to $1.2 Billion, Core Operating Profit2 Up 12% and Diluted EPS Up 18%

Record 2024 Results: Total Revenues of $11 Billion, 1,751 Net New Stores and $1.5 Billion Capital Returned to Shareholders

Shanghai, China (February 6, 2025) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC and HKEX: 9987) today reported unaudited results for the fourth quarter and year ended December 31, 2024.

Fourth Quarter Highlights

•
Total system sales grew 4% year over year (“YoY”), excluding foreign currency translation (“F/X”). The growth was primarily attributable to 5% of net new unit contribution.3
•
Same-store sales reached 99% of the prior year's level and improved sequentially from 97% in the third quarter. Same-store transactions grew 4% YoY, the eighth consecutive quarter of growth.
•
Total revenues increased 4% YoY to $2.6 billion, a record-high for the fourth quarter (a 4% increase excluding F/X).
•
The Company opened 534 net new stores and reached 16,395 stores as of December 31, 2024.
•
Operating profit grew 36% YoY to $151 million. Core operating profit grew 35% YoY.
•
OP margin was 5.8%, an increase of 140 basis points YoY, supported by restaurant margin expansion.
•
Restaurant margin was 12.3%, an increase of 160 basis points YoY. Excluding $6 million in items affecting comparability, restaurant margin increased 180 basis points YoY, driven primarily by improved operational efficiencies.
•
Diluted EPS increased 30% YoY to $0.30, or up 27% YoY excluding F/X. Excluding the impact of $0.01 from F/X and the mark-to-market equity investments in the fourth quarters of 2024 and 2023, Diluted EPS increased 20% YoY.

Full Year Highlights

•
Total system sales grew 5% YoY, excluding F/X. The growth was primarily attributable to 7% of net new unit contribution. Same-store sales reached 97% of the prior year's level for the year.
•
Total revenues increased 3% YoY to $11.3 billion, a record level since the spin-off. Excluding F/X, total revenues would have been $200 million higher, or a 5% increase YoY.
•
Store count increased 12%, or 1,751 net new stores, with 512 net new stores, or 29% opened by franchisees.
•
Delivery sales grew 14% YoY, maintaining the double-digit annual growth Yum China has sustained over the past decade. Delivery contributed approximately 39% of KFC and Pizza Hut's Company sales.
•
Operating profit grew 5% YoY to $1.2 billion. Core operating profit grew 12% YoY.
•
OP margin was 10.3%, up 20 basis points YoY, supported by resilient restaurant margins and savings in G&A expenses.
•
Restaurant margin was 15.7%. Excluding $60 million in items affecting comparability, restaurant margin was flat YoY.
•
Diluted EPS increased 18% YoY to $2.33, a record-high for the year, or up 22% YoY excluding F/X. Excluding the impact of $0.11 from F/X and the mark-to-market equity investments, Diluted EPS increased 12% YoY.
•
Returned $1.5 billion to shareholders in 2024 through $248 million in cash dividends and $1.24 billion in share repurchases, representing approximately 8% of outstanding shares as of December 31, 2023.
•
Digital sales4 reached $9.6 billion, with digital ordering accounting for approximately 90% of total Company sales.
•
Total membership of KFC and Pizza Hut exceeded 525 million, up 11% versus the prior year. Member sales accounted for approximately 65% of KFC and Pizza Hut’s system sales in aggregate.

1 OP margin refers to operating profit as a percentage of total revenues.

2 Core operating profit is defined as operating profit adjusted for special items, further excluding items affecting comparability and the impact of F/X. The Company uses core operating profit for the purposes of evaluating the performance of its core operations. Please refer to "Reconciliation of Reported GAAP Results to Non-GAAP Measures" included in the accompanying tables of this release for further details.

3 Net new unit contribution refers to sales contribution from net new stores.

4 Digital sales refer to sales at Company-owned stores where orders were placed digitally.

Joey Wat, CEO of Yum China, commented, “We closed the year with a strong fourth quarter, propelling us to a number of record highs in 2024. In the fourth quarter, our system sales growth surpassed the restaurant industry's growth rate. Our same-store sales index improved sequentially to 99% of prior year levels, driven by the eighth consecutive quarter of same-store transaction growth. OP margin expanded by 140 basis points, and restaurant margin increased by 160 basis points, both on a year-over-year basis. We have steadily improved our metrics since the second quarter, with improvement in same-store sales index, margins, and operating profit growth each quarter. These results demonstrate the resilience of our business and the effectiveness of our strategy in improving sales and profitability amid challenging market conditions.”

Wat continued, “Our dual focus on operational efficiency and innovation yielded excellent results, laying a solid foundation for future growth. Our Project Fresh Eye and Project Red Eye initiatives have given us new perspectives on our operations and transformed our organization. They have made us more efficient, agile and competitive across our restaurants, shared service centers and supply chains. Our innovative measures—from menu evolution to the introduction of breakthrough business models like KCOFFEE Cafes and Pizza Hut WOW—have expanded our addressable market and increased our market share. KFC has demonstrated considerable resilience and growth momentum. Pizza Hut has made significant progress in transforming itself to become more affordable for customers and more profitable for the Company.”

Wat concluded, “Looking ahead, we remain excited about the significant growth opportunities in China. With tailored store models, we are expanding through both Company-owned stores and franchise stores and are on track to achieve our goal of 20,000 stores by 2026. Franchisees enable us to expand into remote areas, lower-tier cities and strategic locations previously beyond our reach. We are also increasing our cash dividend by a considerable 50% and continuing our share repurchases, positioning us to return a total of $4.5 billion to shareholders between 2024 and 2026. The average annual amount is equivalent to 9% of our current market capitalization. Leveraging our unique strengths, we are confident the steps we are taking will help create sustainable long-term value for our shareholders.”

Key Financial Results

	Fourth Quarter				Full Year
			%/ppts Change				%/ppts Change
	2024	2023	Reported	Ex F/X	2024	2023	Reported	Ex F/X
System Sales Growth (5) (%)	4	21	NM	NM	5	21	NM	NM
Same-Store Sales Growth (5) (%)	(1)	4	NM	NM	(3)	7	NM	NM
Operating Profit ($mn)	151	110	+36	+35	1,162	1,106	+5	+8
Adjusted Operating Profit (6) ($mn)	151	116	+29	+28	1,162	1,121	+4	+6
Core Operating Profit (6) (7) ($mn)	150	110	NM	+35	1,190	1,061	NM	+12
OP Margin (%)	5.8	4.4	+1.4	+1.4	10.3	10.1	+0.2	+0.3
Core OP Margin (6) (8) (%)	5.8	4.4	NM	+1.4	10.4	9.7	NM	+0.7
Net Income ($mn)	115	97	+18	+17	911	827	+10	+13
Adjusted Net Income (6) ($mn)	115	103	+11	+10	911	842	+8	+11
Diluted Earnings Per Common Share ($)	0.30	0.23	+30	+27	2.33	1.97	+18	+22
Adjusted Diluted Earnings Per Common Share (6) ($)	0.30	0.25	+20	+20	2.33	2.00	+17	+19

5 System sales and same-store sales percentages exclude the impact of F/X. Effective January 1, 2018, temporary store closures are normalized in the same-store sales calculation by excluding the period during which stores are temporarily closed.

6 See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” included in the accompanying tables of this release for further details.

7 Current period amounts are derived by translating results at average exchange rates of the prior year period.

8 Core OP margin refers to core operating profit as a percentage of total revenues excluding F/X.

Note: All comparisons are versus the same period a year ago.

Percentages may not recompute due to rounding.

NM refers to not meaningful.

Capital Returns to Shareholders

•
The Company is on track to return a total of $4.5 billion to shareholders between 2024 and 2026.
o
The Company returned $1.5 billion in capital to shareholders for the full year and $248 million in the fourth quarter.
o
For the full year, Yum China repurchased 31.3 million shares of common stock, which is equivalent to approximately 8% of its outstanding shares as of December 31, 2023.
o
As of December 31, 2024, approximately $1.3 billion remained available for future share repurchases under the current authorization program.
•
The Company plans to return a total of $3 billion to shareholders from the beginning of 2025 through the end of 2026.
o
The Board declared a 50% increase in the cash dividend, raising it to $0.24 per share on Yum China’s common stock, payable on March 27, 2025, to shareholders of record as of the close of business on March 6, 2025.

o
The Company has entered into share repurchase agreements in the U.S. and Hong Kong for an aggregate repurchase amount of approximately US$360 million through open market transactions for the first half of 2025. The share repurchase agreements include approximately US$290 million under Rule 10b5-1 of the U.S. Securities Exchange Act of 1934 in the U.S. and approximately HK$550 million for a similar program in Hong Kong.

KFC

	Fourth Quarter				Full Year
			%/ppts Change				%/ppts Change
	2024	2023	Reported	Ex F/X	2024	2023	Reported	Ex F/X
Restaurants	11,648	10,296	+13	NM	11,648	10,296	+13	NM
System Sales Growth (%)	5	20	NM	NM	6	20	NM	NM
Same-Store Sales Growth (%)	(1)	3	NM	NM	(2)	7	NM	NM
Total Revenues ($mn)	1,954	1,872	+4	+4	8,509	8,240	+3	+5
Operating Profit ($mn)	192	167	+15	+15	1,192	1,202	(1)	+2
Core Operating Profit ($mn)	191	162	NM	+18	1,218	1,154	NM	+6
OP Margin (%)	9.9	8.9	+1.0	+1.0	14.0	14.6	(0.6)	(0.5)
Restaurant Margin (%)	13.3	12.0	+1.3	+1.3	16.9	17.7	(0.8)	(0.8)

Fourth Quarter:

•
System sales for KFC grew 5% YoY. Same-store sales reached 99% of the prior year's level, improved from 98% in the third quarter. Same-store transactions grew 3% YoY, the eighth consecutive quarter of growth.
•
Delivery sales grew 16% YoY, contributing approximately 42% of KFC’s Company sales.
•
Operating profit increased 15% and Core operating profit increased 18% YoY.
•
OP margin was 9.9%, an increase of 100 basis points YoY.
•
Restaurant margin was 13.3%. Excluding items affecting comparability at the restaurant level, restaurant margin expanded 160 basis points YoY, primarily due to favorable commodity prices and higher operational efficiency, partially offset by the impact of increased value-for-money offerings and wage inflation.

Full Year:

•
System sales for KFC grew 6% YoY. Same-store sales reached 98% of the prior year’s level.
•
Delivery sales grew 16% YoY, contributing approximately 40% of KFC’s Company sales.
•
KFC opened a record 1,352 net new stores in 2024, with 402 net new stores opened by franchisees, accounting for 30%. Total store count reached 11,648 stores at year-end 2024, of which 13% are operated by franchisees.
•
Operating profit was $1.2 billion, a 1% decrease YoY. Core operating profit increased 6% YoY.
•
OP margin was 14.0%.
•
Restaurant margin was 16.9%. Excluding items affecting comparability at the restaurant level, restaurant margin decreased by 20 basis points, primarily due to increased value-for-money offerings to drive traffic and wage inflation, partially offset by favorable commodity prices and improved operational efficiency.

Pizza Hut

	Fourth Quarter				Full Year
			%/ppts Change				%/ppts Change
	2024	2023	Reported	Ex F/X	2024	2023	Reported	Ex F/X
Restaurants	3,724	3,312	+12	NM	3,724	3,312	+12	NM
System Sales Growth (%)	3	24	NM	NM	2	20	NM	NM
Same-Store Sales Growth (%)	(2)	6	NM	NM	(5)	6	NM	NM
Total Revenues ($mn)	510	496	+3	+2	2,260	2,246	+1	+2
Operating Profit ($mn)	14	5	+156	+153	153	142	+7	+11
Core Operating Profit ($mn)	14	4	NM	+226	157	132	NM	+19
OP Margin (%)	2.6	1.0	+1.6	+1.5	6.8	6.3	+0.5	+0.5
Restaurant Margin (%)	9.3	7.3	+2.0	+2.0	12.0	11.8	+0.2	+0.2

Fourth Quarter:

•
System sales for Pizza Hut grew 3% YoY. Same-store sales reached 98% of the prior year's level, improved from 94% in the third quarter. Same-store transactions grew 9% YoY, the eighth consecutive quarter of growth and the highest quarter of growth in 2024.
•
Delivery sales grew 6% YoY, contributing approximately 42% of Pizza Hut’s Company sales.
•
Operating profit grew 156% and core operating profit increased 226% YoY.
•
OP margin was 2.6%, an increase of 160 basis points YoY.
•
Restaurant margin was 9.3%. Excluding items affecting comparability at the restaurant level, restaurant margin expanded 220 basis points YoY, primarily due to higher operational efficiency and favorable commodity prices, partially offset by the impact of increased value-for-money offerings to drive traffic and wage inflation.

Full Year:

•
System sales for Pizza Hut grew 2% YoY. Same-store sales finished at 95% of the prior year’s level.
•
Delivery sales grew 7% YoY, contributing approximately 39% of Pizza Hut’s Company sales.
•
Pizza Hut opened a record 412 net new stores in 2024, with 42 net new stores opened by franchisees, accounting for 10%. Total store count reached 3,724 stores at year-end 2024, of which 5% are operated by franchisees.
•
Operating profit was $153 million, representing 7% growth. Core operating profit increased 19% YoY.
•
OP margin was 6.8%, an increase of 50 basis points YoY.
•
Restaurant margin was 12.0%. Excluding items affecting comparability at the restaurant level, restaurant margin expanded 60 basis points, primarily due to higher operational efficiency and favorable commodity prices, partially offset by the impact of increased value-for-money offerings to drive traffic and wage inflation.

Outlook

•
The Company targets approximately 1,600 to 1,800 net new stores and capital expenditures in the range of approximately $700 million to $800 million for the 2025 fiscal year.
•
The Company plans to return $3 billion to shareholders in 2025 through 2026, adding to the $1.5 billion it delivered to shareholders in 2024.
•
The Company anticipates the franchise mix of net new stores will gradually increase to 40-50% for KFC and 20-30% for Pizza Hut over the next few years.

Other Updates

•
Yum China was ranked No. 1 globally for the Restaurant & Leisure Facilities Industry in the S&P Global 2024 Corporate Sustainability Assessment. Yum China was included in both the Dow Jones Sustainability Indices: World Index and Emerging Market Index for the fifth consecutive year.
•
Yum China was once again named by Top Employers Institute as a Top Employer in China for the seventh consecutive year. The Company ranked second nationwide for the first time and retained its position as the top-ranked employer in the restaurant industry for the fourth consecutive year. These achievements highlight Yum China's unwavering commitment to fostering an outstanding workplace and employee experience.

Note on Non-GAAP Measures

Reported GAAP results include items that are excluded from non-GAAP measures. See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” and “Segment Results” within this release for non-GAAP reconciliation details.

Conference Call

Yum China’s management will hold an earnings conference call at 7:00 a.m. U.S. Eastern Time on Thursday, February 6, 2025 (8:00 p.m. Beijing/Hong Kong Time on Thursday, February 6, 2025).

A live webcast of the call may be accessed at https://edge.media-server.com/mmc/p/v2wgc5an.

To join by phone, please register in advance of the conference through the link provided below. Upon registering, you will be provided with participant dial-in numbers and a unique access PIN.

Pre-registration Link: https://register.vevent.com/register/BI475e24b0874041078f0918c1c1fc901a

A replay of the webcast will be available two hours after the event and will remain accessible until February 5, 2026. Additionally, earnings release accompanying slides will be available at the Company’s Investor Relations website http://ir.yumchina.com.

For important news and information regarding Yum China, including our filings with the U.S. Securities and Exchange Commission and the Hong Kong Stock Exchange, visit Yum China's Investor Relations website at http://ir.yumchina.com. Yum China uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including under “Outlook.” We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth, business plans, investments, store openings, franchise mix of net new stores, capital expenditures, dividend and share repurchase plans, CAGR for system sales, operating profit and EPS, earnings, performance and returns of Yum China, anticipated effects of population and macroeconomic trends, pace of recovery of Yum China's business, the anticipated effects of our innovation, digital and delivery capabilities and investments on growth and beliefs regarding the long-term drivers of Yum China’s business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China, and those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Our plan of capital returns to shareholders is based on current expectations, which may change based on market conditions, capital needs or otherwise. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company operates over 16,000 restaurants under six brands across over 2,200 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. In addition, Yum China has partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Taco Bell offers innovative Mexican-inspired food. Yum China has a world-class, digitalized supply chain, which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world’s most innovative pioneer in the restaurant industry. For more information, please visit http://ir.yumchina.com.

Contacts

Investor Relations Contact:
Tel: +86 21 2407 7556 IR@YumChina.com

Media Contact:
Tel: +86 21 2407 8288 / +852 2267 5807 Media@YumChina.com

Yum China Holdings, Inc.

Condensed Consolidated Statements of Income

(in US$ million, except per share data)

(unaudited)

	Quarter Ended		% Change		Year Ended		% Change
	12/31/2024	12/31/2023	B/(W)		12/31/2024	12/31/2023	B/(W)
Revenues
Company sales	$2,434	$2,343	4		$10,651	$10,391	2
Franchise fees and income	22	20	8		94	89	5
Revenues from transactions with franchisees	101	90	14		420	372	13
Other revenues	38	40	(5)		138	126	10
Total revenues	2,595	2,493	4		11,303	10,978	3
Costs and Expenses, Net
Company restaurants
Food and paper	776	758	(2)		3,387	3,224	(5)
Payroll and employee benefits	685	678	(1)		2,787	2,725	(2)
Occupancy and other operating expenses	672	654	(3)		2,798	2,752	(2)
Company restaurant expenses	2,133	2,090	(2)		8,972	8,701	(3)
General and administrative expenses	156	153	(3)		568	638	11
Franchise expenses	8	8	(11)		37	36	(7)
Expenses for transactions with franchisees	98	86	(14)		404	356	(13)
Other operating costs and expenses	32	35	9		122	112	(9)
Closures and impairment expenses, net	17	12	(47)		39	29	(38)
Other income, net	—	(1)	NM		(1)	—	NM
Total costs and expenses, net	2,444	2,383	(3)		10,141	9,872	(3)
Operating Profit	151	110	36		1,162	1,106	5
Interest income, net	29	45	(34)		129	169	(23)
Investment (loss) gain	(10)	(17)	40		40	(49)	NM
Income Before Income Taxes and Equity in Net Earnings (Losses) from Equity Method Investments	170	138	23		1,331	1,226	9
Income tax provision	(47)	(33)	(40)		(356)	(329)	(8)
Equity in net earnings (losses) from equity method investments	3	2	43		5	4	18
Net income – including noncontrolling interests	126	107	18		980	901	9
Net income – noncontrolling interests	11	10	(16)		69	74	6
Net Income – Yum China Holdings, Inc.	$115	$97	18		$911	$827	10
Effective tax rate	27.6%	24.2%	(3.4)	ppts.	26.7%	26.9%	0.2	ppts.

Basic Earnings Per Common Share	$0.30	$0.23			$2.34	$1.99
Weighted-average shares outstanding (in millions)	379	411			388	416

Diluted Earnings Per Common Share	$0.30	$0.23			$2.33	$1.97
Weighted-average shares outstanding (in millions)	382	415			390	420

OP margin	5.8%	4.4%	1.4	ppts.	10.3%	10.1%	0.2	ppts.

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	31.9	32.4	0.5	ppts.	31.8	31.0	(0.8)	ppts.
Payroll and employee benefits	28.2	29.0	0.8	ppts.	26.2	26.2	—	ppts.
Occupancy and other operating expenses	27.6	27.9	0.3	ppts.	26.3	26.5	0.2	ppts.
Restaurant margin	12.3%	10.7%	1.6	ppts.	15.7%	16.3%	(0.6)	ppts.

Percentages may not recompute due to rounding. NM refers to not meaningful.

Yum China Holdings, Inc.

KFC Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year Ended		% Change
	12/31/2024	12/31/2023	B/(W)		12/31/2024	12/31/2023	B/(W)
Revenues
Company sales	$1,923	$1,842	4		$8,375	$8,116	3
Franchise fees and income	16	14	16		69	62	11
Revenues from transactions with franchisees	14	12	24		55	45	25
Other revenues	1	4	(79)		10	17	(40)
Total revenues	1,954	1,872	4		8,509	8,240	3
Costs and Expenses, Net
Company restaurants
Food and paper	612	598	(2)		2,645	2,512	(5)
Payroll and employee benefits	533	519	(3)		2,146	2,057	(4)
Occupancy and other operating expenses	523	504	(4)		2,170	2,107	(3)
Company restaurant expenses	1,668	1,621	(3)		6,961	6,676	(4)
General and administrative expenses	65	60	(9)		248	263	6
Franchise expenses	7	7	(12)		32	31	(7)
Expenses for transactions with franchisees	13	10	(24)		49	39	(22)
Other operating costs and expenses	1	4	88		8	15	48
Closures and impairment expenses, net	8	3	(170)		19	12	(67)
Other expenses, net	—	—	NM		—	2	84
Total costs and expenses, net	1,762	1,705	(3)		7,317	7,038	(4)
Operating Profit	$192	$167	15		$1,192	$1,202	(1)
OP margin	9.9%	8.9%	1.0	ppts.	14.0%	14.6%	(0.6)	ppts.

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	31.8	32.5	0.7	ppts.	31.6	31.0	(0.6)	ppts.
Payroll and employee benefits	27.7	28.2	0.5	ppts.	25.6	25.3	(0.3)	ppts.
Occupancy and other operating expenses	27.2	27.3	0.1	ppts.	25.9	26.0	0.1	ppts.
Restaurant margin	13.3%	12.0%	1.3	ppts.	16.9%	17.7%	(0.8)	ppts.

Percentages may not recompute due to rounding. NM refers to not meaningful.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year Ended		% Change
	12/31/2024	12/31/2023	B/(W)		12/31/2024	12/31/2023	B/(W)
Revenues
Company sales	$500	$486	3		$2,223	$2,214	—
Franchise fees and income	2	1	10		8	7	5
Revenues from transactions with franchisees	1	1	52		5	4	16
Other revenues	7	8	(12)		24	21	14
Total revenues	510	496	3		2,260	2,246	1
Costs and Expenses, Net
Company restaurants
Food and paper	160	155	(4)		727	692	(5)
Payroll and employee benefits	149	153	3		628	649	3
Occupancy and other operating expenses	143	141	(2)		600	610	2
Company restaurant expenses	452	449	(1)		1,955	1,951	—
General and administrative expenses	30	29	(2)		110	118	7
Franchise expenses	1	1	(2)		4	4	(2)
Expenses for transactions with franchisees	1	1	(25)		4	4	(3)
Other operating costs and expenses	6	8	18		22	19	(19)
Closures and impairment expenses, net	6	3	(125)		12	8	(56)
Total costs and expenses, net	496	491	(1)		2,107	2,104	—
Operating Profit	$14	$5	156		$153	$142	7
OP margin	2.6%	1.0%	1.6	ppts.	6.8%	6.3%	0.5	ppts.

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	32.2	32.0	(0.2)	ppts.	32.7	31.3	(1.4)	ppts.
Payroll and employee benefits	29.8	31.7	1.9	ppts.	28.2	29.3	1.1	ppts.
Occupancy and other operating expenses	28.7	29.0	0.3	ppts.	27.1	27.6	0.5	ppts.
Restaurant margin	9.3%	7.3%	2.0	ppts.	12.0%	11.8%	0.2	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Condensed Consolidated Balance Sheets

(in US$ million)

	12/31/2024	12/31/2023
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$723	$1,128
Short-term investments	1,121	1,472
Accounts receivable, net	79	68
Inventories, net	405	424
Prepaid expenses and other current assets	366	339
Total Current Assets	2,694	3,431
Property, plant and equipment, net	2,407	2,310
Operating lease right-of-use assets	2,146	2,217
Goodwill	1,880	1,932
Intangible assets, net	144	150
Long-term bank deposits and notes	1,088	1,265
Equity investments	368	332
Deferred income tax assets	138	129
Other assets	256	265
Total Assets	11,121	12,031

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	2,080	2,164
Short-term borrowings	127	168
Income taxes payable	76	90
Total Current Liabilities	2,283	2,422
Non-current operating lease liabilities	1,816	1,899
Non-current finance lease liabilities	49	44
Deferred income tax liabilities	389	390
Other liabilities	157	157
Total Liabilities	4,694	4,912

Redeemable Noncontrolling Interest	13	13

Equity
Common stock, $0.01 par value; 1,000 million shares authorized; 379 million shares and 407 million shares issued at December 31, 2024 and 2023, respectively; 378 million shares and 407 million shares outstanding at December 31, 2024 and 2023, respectively.	4	4
Treasury stock	(52)	—
Additional paid-in capital	4,028	4,320
Retained earnings	2,089	2,310
Accumulated other comprehensive loss	(341)	(229)
Total Yum China Holdings, Inc. Stockholders' Equity	5,728	6,405
Noncontrolling interests	686	701
Total Equity	6,414	7,106
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$11,121	$12,031

Yum China Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(in US$ million)

(unaudited)

	Year Ended
	12/31/2024	12/31/2023
Cash Flows – Operating Activities
Net income – including noncontrolling interests	$980	$901
Depreciation and amortization	476	453
Non-cash operating lease cost	408	404
Closures and impairment expenses	39	29
Investment (gain) loss	(40)	49
Equity in net (earnings) losses from equity method investments	(5)	(4)
Distributions of income received from equity method investments	11	11
Deferred income taxes	(7)	(10)
Share-based compensation expense	41	64
Changes in accounts receivable	(9)	(6)
Changes in inventories	8	(19)
Changes in prepaid expenses, other current assets and value-added tax assets	(27)	(35)
Changes in accounts payable and other current liabilities	(3)	84
Changes in income taxes payable	(12)	25
Changes in non-current operating lease liabilities	(411)	(407)
Other, net	(30)	(66)
Net Cash Provided by Operating Activities	1,419	1,473
Cash Flows – Investing Activities
Capital spending	(705)	(710)
Purchases of short-term investments, long-term bank deposits and notes	(4,728)	(3,517)
Maturities of short-term investments, long-term bank deposits and notes	5,251	3,499
Acquisition of equity investment	—	(20)
Other, net	4	5
Net Cash Used in Investing Activities	(178)	(743)
Cash Flows – Financing Activities
Proceeds from short-term borrowings	307	264
Repayment of short-term borrowings	(346)	(100)
Repurchase of shares of common stock	(1,249)	(613)
Cash dividends paid on common stock	(248)	(216)
Dividends paid to noncontrolling interests	(80)	(77)
Contributions from noncontrolling interests	—	35
Payment of acquisition related holdback	—	(3)
Other, net	(20)	(6)
Net Cash Used in Financing Activities	(1,636)	(716)
Effect of Exchange Rates on Cash, Cash Equivalents and Restricted Cash	(10)	(16)
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(405)	(2)
Cash, Cash Equivalents, and Restricted Cash - Beginning of Year	1,128	1,130
Cash, Cash Equivalents, and Restricted Cash - End of Year	$723	$1,128

In this press release:

•
Certain performance metrics and non-GAAP measures are presented excluding the impact of foreign currency translation (“F/X”). These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.
•
System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned and franchise restaurants that operate our restaurant concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise restaurants typically generate ongoing franchise fees for the Company at an average rate of approximately 6% of system sales. Franchise restaurant sales are not included in Company sales in the Condensed Consolidated Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.
•
Effective January 1, 2018, the Company revised its definition of same-store sales growth to represent the estimated percentage change in sales of food of all restaurants in the Company system that have been open prior to the first day of our prior fiscal year, excluding the period during which stores are temporarily closed. We refer to these as our "base" stores. Previously, same-store sales growth represented the estimated percentage change in sales of all restaurants in the Company system that have been open for one year or more, including stores temporarily closed, and the base stores changed on a rolling basis from month to month. This revision was made to align with how management measures performance internally and focuses on trends of a more stable base of stores.

Unit Count by Brand

KFC

	12/31/2023	New Builds	Closures	Acquired	12/31/2024
Company-owned	9,237	1,278	(330)	2	10,187
Franchisees	1,059	429	(25)	(2)	1,461
Total	10,296	1,707	(355)	—	11,648

Pizza Hut

	12/31/2023	New Builds	Closures	12/31/2024
Company-owned	3,155	539	(169)	3,525
Franchisees	157	47	(5)	199
Total	3,312	586	(174)	3,724

Others

	12/31/2023	New Builds	Closures	12/31/2024
Company-owned	256	20	(101)	175
Franchisees	780	190	(122)	848
Total	1,036	210	(223)	1,023

Reconciliation of Reported GAAP Results to Non-GAAP Measures

(in millions, except per share data)

(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides the following non-GAAP measures:

•
Measures adjusted for Special Items, which include Adjusted Operating Profit, Adjusted Net Income, Adjusted Earnings Per Common Share ("EPS"), Adjusted Effective Tax Rate and Adjusted EBITDA;
•
Company Restaurant Profit ("Restaurant profit") and Restaurant margin;
•
Core Operating Profit and Core OP margin, which exclude Special Items, and further adjusted for Items Affecting Comparability and the impact of F/X;

These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measures provides additional information to investors to facilitate the comparison of past and present results, excluding those items that the Company does not believe are indicative of our core operations.

With respect to non-GAAP measures adjusted for Special Items, the Company excludes impact from Special Items for the purpose of evaluating performance internally and uses them as factors in determining compensation for certain employees. Special Items are not included in any of our segment results.

Adjusted EBITDA is defined as net income including noncontrolling interests adjusted for equity in net earnings (losses) from equity method investments, income tax, interest income, net, investment gain or loss, depreciation and amortization, store impairment charges, and Special Items. Store impairment charges included as an adjustment item in Adjusted EBITDA primarily resulted from our semi-annual impairment evaluation of long-lived assets of individual restaurants, and additional impairment evaluation whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. If these restaurant-level assets were not impaired, depreciation of the assets would have been recorded and included in EBITDA. Therefore, store impairment charges were a non-cash item similar to depreciation and amortization of our long-lived assets of restaurants. The Company believes that investors and analysts may find it useful in measuring operating performance without regard to such non-cash items.

Restaurant Profit is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, restaurant-level payroll and employee benefits, rent, depreciation and amortization of restaurant-level assets, advertising expenses, and other operating expenses. Company restaurant margin percentage is defined as Restaurant profit divided by Company sales. We also use Restaurant profit and Restaurant margin for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe they provide useful information to investors as to the profitability of our Company-owned restaurants.

Core Operating Profit is defined as Operating Profit adjusted for Special Items, and further excluding Items Affecting Comparability and the impact of F/X. We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Items such as charges, gains and accounting changes which are viewed by management as significantly impacting the current period or the comparable period, due to changes in policy or other external factors, or non-cash items pertaining to underlying activities that are different from or unrelated to our core operations, are generally considered “Items Affecting Comparability.” Examples of Items Affecting Comparability include, but are not limited to: temporary relief from landlords and government agencies; VAT deductions due to tax policy changes; and amortization of reacquired franchise rights recognized upon acquisitions. We believe presenting Core Operating Profit provides additional information to further enhance comparability of our operating results and we use this measure for purposes of evaluating the performance of our core operations. Core OP margin is defined as Core Operating Profit divided by Total revenues, excluding the impact of F/X.

The following tables set forth the reconciliation of the most directly comparable GAAP financial measures to the non-GAAP financial measures. The reconciliation of GAAP Operating Profit to Restaurant Profit and Core Operating Profit by segment is presented in Segment Results within this release.

	Quarter Ended		Year Ended
	12/31/2024	12/31/2023	12/31/2024	12/31/2023

Reconciliation of Operating Profit to Adjusted Operating Profit
Operating Profit	$151	$110	$1,162	$1,106
Special Items, Operating Profit	—	(6)	—	(15)
Adjusted Operating Profit	$151	$116	$1,162	$1,121
Reconciliation of Net Income to Adjusted Net Income
Net Income – Yum China Holdings, Inc.	$115	$97	$911	$827
Special Items, Net Income –Yum China Holdings, Inc.	—	(6)	—	(15)
Adjusted Net Income – Yum China Holdings, Inc.	$115	$103	$911	$842
Reconciliation of EPS to Adjusted EPS
Basic Earnings Per Common Share	$0.30	$0.23	$2.34	$1.99
Special Items, Basic Earnings Per Common Share	—	(0.02)	—	(0.03)
Adjusted Basic Earnings Per Common Share	$0.30	$0.25	$2.34	$2.02
Diluted Earnings Per Common Share	$0.30	$0.23	$2.33	$1.97
Special Items, Diluted Earnings Per Common Share	—	(0.02)	—	(0.03)
Adjusted Diluted Earnings Per Common Share	$0.30	$0.25	$2.33	$2.00
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate
Effective tax rate	27.6%	24.2%	26.7%	26.9%
Impact on effective tax rate as a result of Special Items	—	1.0%	—	0.4%
Adjusted effective tax rate	27.6%	23.2%	26.7%	26.5%

Net income, along with the reconciliation to Adjusted EBITDA, is presented below:

	Quarter Ended		Year Ended
	12/31/2024	12/31/2023	12/31/2024	12/31/2023

Net Income – Yum China Holdings, Inc.	$115	$97	$911	$827
Net income – noncontrolling interests	11	10	69	74
Equity in net (earnings) losses from equity method investments	(3)	(2)	(5)	(4)
Income tax provision	47	33	356	329
Interest income, net	(29)	(45)	(129)	(169)
Investment loss (gain)	10	17	(40)	49
Operating Profit	151	110	1,162	1,106
Special Items, Operating Profit	—	6	—	15
Adjusted Operating Profit	151	116	1,162	1,121
Depreciation and amortization	121	114	476	453
Store impairment charges	20	13	49	37
Adjusted EBITDA	$292	$243	$1,687	$1,611

Details of Special Items are presented below:

	Quarter Ended		Year Ended
	12/31/2024	12/31/2023	12/31/2024	12/31/2023

Share-based compensation expense for Partner PSU Awards(1)	$—	$(6)	$—	$(15)
Special Items, Operating Profit	—	(6)	—	(15)
Tax effect on Special Items(2)	—	—	—	—
Special Items, net income – including noncontrolling interests	—	(6)	—	(15)
Special Items, net income – noncontrolling interests	—	—	—	—
Special Items, Net Income –Yum China Holdings, Inc.	$—	$(6)	$—	$(15)
Weighted-average Diluted Shares Outstanding (in millions)	382	415	390	420
Special Items, Diluted Earnings Per Common Share	$—	$(0.02)	$—	$(0.03)

(1)
In February 2020, the Company granted Partner PSU Awards to select employees who were deemed critical to the Company’s execution of its strategic operating plan. These PSU awards will only vest if threshold performance goals are achieved over a four-year performance period, with the payout ranging from 0% to 200% of the target number of shares subject to the PSU awards. These awards vested as of December 31, 2023 with a payout in the first quarter of 2024. Partner PSU Awards were granted to address increased competition for executive talent, motivate transformational performance and encourage management retention. Given the unique nature of these grants, the Compensation Committee does not intend to grant similar, special grants to the same employees during the performance period. The impact from these special awards is excluded from metrics that management uses to assess the Company’s performance.
(2)
The tax expense was determined based upon the nature, as well as the jurisdiction, of each Special Item at the applicable tax rate.

Operating Profit, along with the reconciliation to Core Operating Profit, is presented below:

	Quarter ended		% Change		Year Ended		% Change
	12/31/2024	12/31/2023	B/(W)		12/31/2024	12/31/2023	B/(W)

Operating Profit	$151	$110	36		$1,162	$1,106	5
Special Items, Operating Profit	—	6			—	15
Adjusted Operating Profit	$151	$116	29		$1,162	$1,121	4
Items Affecting Comparability
Temporary relief from landlords(1)	—	(1)			—	(11)
Temporary relief from government agencies(2)	—	(3)			—	(7)
VAT deductions(3)	—	(2)			—	(44)
Amortization of reacquired franchise rights(4)	—	—			—	2
F/X impact(5)	(1)	—			28	—
Core Operating Profit	$150	$110	35		$1,190	$1,061	12
Total revenues	2,595	2,493	4		11,303	10,978	3
F/X impact(5)	(8)	—			200	—
Total revenues, excluding the impact of F/X	$2,587	$2,493	4		$11,503	$10,978	5
Core OP margin	5.8%	4.4%	1.4	ppts.	10.4%	9.7%	0.7	ppts.

(1)
In relation to the effects of the COVID-19 pandemic, the Company was granted lease concessions from landlords. The lease concessions were primarily in the form of rent reduction over the period of time when the Company’s restaurant business was adversely impacted. Such concessions were primarily recognized as a reduction of Occupancy and other operating expenses within Company restaurant expenses included in the Condensed Consolidated Statement of Income in the period the concession was granted.
(2)
In relation to the effects of the COVID-19 pandemic, the Company received government subsidies for employee benefits and providing training to employees. The temporary relief was primarily recognized as a reduction to Payroll and employee benefits within Company restaurant expenses included in the Condensed Consolidated Statement of Income.
(3)
Pursuant to the tax policy issued by relevant government authorities, general VAT taxpayers in certain industries that meet certain criteria are allowed to claim an additional 10% or 15% input VAT, which will be used to offset their VAT payables. This VAT policy was further extended to December 31, 2023 but the additional deduction was reduced to 5% or 10% respectively. VAT deductions were primarily recorded as a reduction to Food and paper and Occupancy and other operating expenses within Company restaurant expenses included in the Condensed Consolidated Statements of Income. Such preferential policy was not extended in 2024.
(4)
As a result of the acquisition of our previously unconsolidated joint ventures of Hangzhou KFC, Suzhou KFC and Wuxi KFC, $66 million, $61 million and $61 million of the purchase price were allocated to intangible assets related to reacquired franchise rights, respectively, which were amortized over the remaining franchise contract period of 1 year, 2.4 years and 5 years, respectively. The reacquired franchise rights were fully amortized as of March 31, 2023. The amortization was recorded in Other income, net included in the Condensed Consolidated Statements of Income.
(5)
The F/X impact on Core Operating Profit and Total revenues is presented only for the current year in relation to the immediately preceding year presented. When determining applicable growth percentages of Core Operating Profit, the Core Operating Profit for the current year should be compared to the prior year Operating Profit adjusted only for any prior year Special Items and Items Affecting Comparability. When comparing Core OP margin, Total revenues excluding F/X for the current year should be compared to the prior year Total revenues.

Yum China Holdings, Inc.

Segment Results

(in US$ million)

(unaudited)

	Quarter Ended 12/31/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$1,923	$500	$11	$—	$—	$2,434
Franchise fees and income	16	2	4	—	—	22
Revenues from transactions with franchisees(2)	14	1	16	70	—	101
Other revenues	1	7	164	16	(150)	38
Total revenues	$1,954	$510	$195	$86	$(150)	$2,595
Company restaurant expenses	1,668	452	13	—	—	2,133
General and administrative expenses	65	30	8	53	—	156
Franchise expenses	7	1	—	—	—	8
Expenses for transactions with franchisees(2)	13	1	15	69	—	98
Other operating costs and expenses	1	6	159	16	(150)	32
Closures and impairment expenses, net	8	6	3	—	—	17
Total costs and expenses, net	1,762	496	198	138	(150)	2,444
Operating Profit (Loss)	$192	$14	$(3)	$(52)	$—	$151

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Quarter Ended 12/31/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$192	$14	$(3)	$(52)	$—	$151
Less:
Franchise fees and income	16	2	4	—	—	22
Revenues from transactions with franchisees(2)	14	1	16	70	—	101
Other revenues	1	7	164	16	(150)	38
Add:
General and administrative expenses	65	30	8	53	—	156
Franchise expenses	7	1	—	—	—	8
Expenses for transactions with franchisees(2)	13	1	15	69	—	98
Other operating costs and expenses	1	6	159	16	(150)	32
Closures and impairment expenses, net	8	6	3	—	—	17
Restaurant profit (loss)	$255	$48	$(2)	$—	$—	$301
Company sales	1,923	500	11	—	—	2,434
Restaurant margin %	13.3%	9.3%	(13.1)%	N/A	N/A	12.3%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Quarter Ended 12/31/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$192	$14	$(3)	$(52)	$—	$151
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$192	$14	$(3)	$(52)	$—	$151
F/X impact	(1)	—	—	—	—	(1)
Core Operating Profit (Loss)	$191	$14	$(3)	$(52)	$—	$150

	Quarter Ended 12/31/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$1,842	$486	$15	$—	$—	$2,343
Franchise fees and income	14	1	5	—	—	20
Revenues from transactions with franchisees(2)	12	1	18	59	—	90
Other revenues	4	8	156	12	(140)	40
Total revenues	$1,872	$496	$194	$71	$(140)	$2,493
Company restaurant expenses	1,621	449	20	—	—	2,090
General and administrative expenses	60	29	11	53	—	153
Franchise expenses	7	1	—	—	—	8
Expenses for transactions with franchisees(2)	10	1	17	58	—	86
Other operating costs and expenses	4	8	151	12	(140)	35
Closures and impairment expenses, net	3	3	6	—	—	12
Other income, net	—	—	—	(1)	—	(1)
Total costs and expenses, net	1,705	491	205	122	(140)	2,383
Operating Profit (Loss)	$167	$5	$(11)	$(51)	$—	$110

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Quarter Ended 12/31/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$167	$5	$(11)	$(51)	$—	$110
Less:
Franchise fees and income	14	1	5	—	—	20
Revenues from transactions with franchisees(2)	12	1	18	59	—	90
Other revenues	4	8	156	12	(140)	40
Add:
General and administrative expenses	60	29	11	53	—	153
Franchise expenses	7	1	—	—	—	8
Expenses for transactions with franchisees(2)	10	1	17	58	—	86
Other operating costs and expenses	4	8	151	12	(140)	35
Closures and impairment expenses, net	3	3	6	—	—	12
Other income, net	—	—	—	(1)	—	(1)
Restaurant profit (loss)	$221	$37	$(5)	$—	$—	$253
Company sales	1,842	486	15	—	—	2,343
Restaurant margin %	12.0%	7.3%	(35.9)%	N/A	N/A	10.7%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Quarter Ended 12/31/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$167	$5	$(11)	$(51)	$—	$110
Special Items, Operating Profit	—	—	—	6	—	6
Adjusted Operating Profit (Loss)	$167	$5	$(11)	$(45)	$—	$116
Items Affecting Comparability
Temporary relief from landlords	(1)	—	—	—	—	(1)
Temporary relief from government agencies	(2)	(1)	—	—	—	(3)
VAT deductions	(2)	—	—	—	—	(2)
F/X impact	—	—	—	—	—	—
Core Operating Profit (Loss)	$162	$4	$(11)	$(45)	$—	$110

	Year Ended 12/31/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$8,375	$2,223	$53	$—	$—	$10,651
Franchise fees and income	69	8	17	—	—	94
Revenues from transactions with franchisees(2)	55	5	71	289	—	420
Other revenues	10	24	648	64	(608)	138
Total revenues	$8,509	$2,260	$789	$353	$(608)	$11,303
Company restaurant expenses	6,961	1,955	58	—	(2)	8,972
General and administrative expenses	248	110	37	173	—	568
Franchise expenses	32	4	1	—	—	37
Expenses for transactions with franchisees(2)	49	4	65	286	—	404
Other operating costs and expenses	8	22	635	63	(606)	122
Closures and impairment expenses, net	19	12	8	—	—	39
Other income, net	—	—	—	(1)	—	(1)
Total costs and expenses, net	7,317	2,107	804	521	(608)	10,141
Operating Profit (Loss)	$1,192	$153	$(15)	$(168)	$—	$1,162

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Year Ended 12/31/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,192	$153	$(15)	$(168)	$—	$1,162
Less:
Franchise fees and income	69	8	17	—	—	94
Revenues from transactions with franchisees(2)	55	5	71	289	—	420
Other revenues	10	24	648	64	(608)	138
Add:
General and administrative expenses	248	110	37	173	—	568
Franchise expenses	32	4	1	—	—	37
Expenses for transactions with franchisees(2)	49	4	65	286	—	404
Other operating costs and expenses	8	22	635	63	(606)	122
Closures and impairment expenses, net	19	12	8	—	—	39
Other income, net	—	—	—	(1)	—	(1)
Restaurant profit (loss)	$1,414	$268	$(5)	$—	$2	$1,679
Company sales	8,375	2,223	53	—	—	10,651
Restaurant margin %	16.9%	12.0%	(12.1)%	N/A	N/A	15.7%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Year Ended 12/31/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,192	$153	$(15)	$(168)	$—	$1,162
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$1,192	$153	$(15)	$(168)	$—	$1,162
F/X impact	26	4	—	(2)	—	28
Core Operating Profit (Loss)	$1,218	$157	$(15)	$(170)	$—	$1,190

	Year Ended 12/31/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$8,116	$2,214	$61	$—	$—	$10,391
Franchise fees and income	62	7	20	—	—	89
Revenues from transactions with franchisees(2)	45	4	74	249	—	372
Other revenues	17	21	624	44	(580)	126
Total revenues	$8,240	$2,246	$779	$293	$(580)	$10,978
Company restaurant expenses	6,676	1,951	76	—	(2)	8,701
General and administrative expenses	263	118	43	214	—	638
Franchise expenses	31	4	1	—	—	36
Expenses for transactions with franchisees(2)	39	4	67	246	—	356
Other operating costs and expenses	15	19	614	42	(578)	112
Closures and impairment expenses, net	12	8	9	—	—	29
Other expenses (income), net	2	—	—	(2)	—	—
Total costs and expenses, net	7,038	2,104	810	500	(580)	9,872
Operating Profit (Loss)	$1,202	$142	$(31)	$(207)	$—	$1,106

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Year Ended 12/31/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,202	$142	$(31)	$(207)	$—	$1,106
Less:
Franchise fees and income	62	7	20	—	—	89
Revenues from transactions with franchisees(2)	45	4	74	249	—	372
Other revenues	17	21	624	44	(580)	126
Add:
General and administrative expenses	263	118	43	214	—	638
Franchise expenses	31	4	1	—	—	36
Expenses for transactions with franchisees(2)	39	4	67	246	—	356
Other operating costs and expenses	15	19	614	42	(578)	112
Closures and impairment expenses, net	12	8	9	—	—	29
Other expenses (income), net	2	—	—	(2)	—	—
Restaurant profit (loss)	$1,440	$263	$(15)	$—	$2	$1,690
Company sales	8,116	2,214	61	—	—	10,391
Restaurant margin %	17.7%	11.8%	(25.1)%	N/A	N/A	16.3%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Year Ended 12/31/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,202	$142	$(31)	$(207)	$—	$1,106
Special Items, Operating Profit	—	—	—	15	—	15
Adjusted Operating Profit (Loss)	$1,202	$142	$(31)	$(192)	$—	$1,121
Items Affecting Comparability
Temporary relief from landlords	(9)	(2)	—	—	—	(11)
Temporary relief from government agencies	(5)	(2)	—	—	—	(7)
VAT deductions	(36)	(6)	(2)	—	—	(44)
Amortization of reacquired franchise rights	2	—	—	—	—	2
F/X impact	—	—	—	—	—	—
Core Operating Profit (Loss)	$1,154	$132	$(33)	$(192)	$—	$1,061

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Statements of Income.

(1)
Amounts have not been allocated to any segment for purpose of making operating decision or assessing financial performance as the transactions are deemed corporate revenues and expenses in nature.
(2)
Primarily includes revenues and associated expenses of transactions with franchisees derived from the Company’s central procurement model whereby the Company centrally purchases substantially all food and paper products from suppliers and then sells and delivers to KFC and Pizza Hut restaurants, including franchisees.